2022 MAR 31 AM 11:28
RECEIVED TOWN CLERK

DECISIONS OF PLANNING BOARD
March 30, 2022

Desmond Ryan – Absent

SEQRA FINDINGS ADOPTED 4-0 PRELIMINARY MAP APPROVED 4-0	**SUBDIVISION KNOWN AS #1178 GYRODYNE LLC**, preliminary plat owned by Gyrodyne LLC, 1 Flowerfield St., St. James, NY 11780 located on the s/s NYS Rt. 25A, E/s Mills Pond Rd., St. James, Town of Smithtown, Suffolk County, NY (SCTM#: 800-40-2-4, 13.3,13.4,14 & 15). LI & R-43 Zoning Districts. Request: Permission to subdivide 74.98 acres into 8 lots.
RECESSED to 4/20/22	**SUBDIVISION known as #1189 MEADOW GLEN ESTATES,** preliminary plat owned by Lynne Berkowitz, 62 Meadow Glen Rd., Fort Salonga, NY 11768 and Domenick Gambino, 642 12th St., West Babylon, NY 11704, located on the west side of Meadow Glen Rd., 267.85 ft. N/o Yellow Brick Rd., Fort Salonga, Town of Smithtown, Suffolk County, NY (SCTM#: 800-6-10 & 11). R-43 Zoning District. Request: Permission to subdivide a 6.9 acre parcel for 6 single-family building lots
RECESSED to 4/20/22	**SUBDIVISION KNOWN AS #1195 JAMIE ANITA ESTATES,** preliminary owned by Medford Forest, Inc., 16 Mill Dam, Smithtown, NY, 11787, c/o Vincent J. Trimarco, Esq., 1038 W. Jericho Tpke., Smithtown, NY 11787, located on the west side of Lake Ave., 390' north of Oak Run, Nesconset, Town of Smithtown, Suffolk County, NY (SCTM#: 138-5-7). R-15 Zoning District. Request: Permission to subdivide a 1.46 acre parcel for 3 single-family residences (one parcel improved). **The Planning Board is hearing this matter in order to make a recommendation to the Board of Zoning Appeals.**

Natasha Snook, Court Reporter - virtual
All decisions of the Board are unanimous unless otherwise noted
PLEASE SEE ATTACHED RESOLUTIONS

Agnes J. Vion

Agnes J. Vion, Clerk to the Board

TOWN OF SMITHTOWN

SUPERVISOR
EDWARD R. WEHRHEIM

TOWN COUNCIL
Thomas J. McCarthy
Lynne C. Nowick
Lisa M. Inzerillo
Thomas W. Lohmann

Planning Department
Peter Hans, Town Planning Director

P.O. Box 575
Smithtown, NY 11787

Tel: (631) 360-7540
Fax: (631) 360-7546
smithtownplanning@smithtownny.gov

March 31, 2022

Gyrodyne, LLC
1 Flowerfield St.
St. James, NY 11780

Re: Preliminary Subdivision
#1178 Gyrodyne LLC
S/s NYS 25A, E/s Mills Pond Rd.
St. James
LI & R-43 Zoning Districts
SCTM#: 140-2-4,13.3,13.4, 14 & 15

Gentlemen:

Enclosed please find certified resolutions that were adopted by the Planning Board at their regularly scheduled meeting on March 30, 2022.

Very truly yours,
Barbara DeSorbe
Chairman

Agnes J. Vion
Agnes J. Vion
Clerk to the Board

cc: Mark Riley, P.E., Town Engineer
Robert Murphy, Superintendent of Highway
Mitchell Crowley, Director of Traffic Safety
Matthew Jakubowski, Town Attorney
William White, Town Building Director
David A. Barnes, Environmental Protection Director
J. Timothy Shea, Certilman Balin

(STATE OF NEW YORK)
COUNTY OF SUFFOLK) SS:
TOWN OF SMITHTOWN)

I, Agnes J. Vion, Clerk to the Board, do hereby certify that the SEQRA Findings for subdivision #1178 Gyrodyne, LLC were adopted by the Planning Board on the 30th day of March, 2022 by the following resolutions:

PLANNING BOARD RESOLUTION No. 14 -2022
SEQRA FINDINGS AND CONDITIONS
#1178 – MAP OF GYRODYNE LLC

WHEREAS, the Planning Board has considered the recommended SEQRA Findings and conditions of approval from the Department of Environment and Waterways and has acknowledged the recommended SEQRA Findings give full consideration to the Draft and Final Environmental Impact Statements, all agency comments, and all public comments received during the two public comment periods and the January 8, 2020 public hearing; now, therefore, be it

1st RESOLVED that the Planning Board, as SEQRA Lead Agency, hereby issues the SEQRA Findings and adopts the conditions stated in the attached memorandum from David A. Barnes, Environmental Protection Director of the Department of Environment and Waterways, dated September 16, 2021, for the subdivision #1178 – Map of Gyrodyne LLC.

ROLL CALL:

Barbara DeSorbe	Yes
Thomas Unverzagt	Yes
William Marchesi	Yes
Desmond Ryan	Absent
Rick Lanese	Yes

IN WITNESS WHEREOF, I have hereunto
Set my hand this 31st day of March, 2022

Agnes J. Vion
Clerk to the Board

Notary Public

HELENA TRABACCHI
Notary Public, State of New York
No. 01TR5008858 - Suffolk County
Comm. Expires: May 9 2023

TOWN OF SMITHTOWN

Department of Environment & Waterways
DAVID A. BARNES, DIRECTOR
124 West Main Street
P.O. Box 9090
Smithtown, NY 11787

RECEIVED
SEP 22 2021

MEMO TO:	Peter Hans, Director of Planning
FROM:	David A. Barnes, Environmental Protection Director
DATE:	September 16, 2021
RE:	Recommended SEQRA Findings for Gyrodyne Subdivision # 1178, located on the SE/c/o NYS Route 25A and Mills Pond Road, St. James, Town of Smithtown, Suffolk County, New York (SCTM # 0800-40-2-4, 13.3, 13.4, 14, & 15)

The Town of Smithtown Planning Board issued a SEQRA Positive Declaration and Notice of Scoping regarding this application on May 9, 2018 and issued the Final Scoping Document on July 7, 2018. The Planning Board accepted the Draft Environmental Impact Statement on December 11, 2019 with a public comment period which ran until January 24, 2020 and included a SEQRA Public Hearing on January 8, 2020. All comments on the DEIS, and petitioner's responses to them, were addressed in the Final Environmental Impact Statement which was accepted by the Smithtown Planning Board on March 10, 2021 with a public comment period which ran until March 31, 2021. The next step in the SEQRA process is for the Smithtown Planning Board to issue SEQRA Findings regarding this proposed subdivision application.

The following recommended SEQRA Findings give full consideration to the Draft and Final Environmental Impact Statements, all agency comments, and all public comments received during the two public comment periods and the January 8, 2020 SEQRA Public Hearing:

1. The requirements of 6NYCRR Part 617 have been met in the review of Subdivision application # 1178 by Gyrodyne LLC.

2. The Town of Smithtown Planning Board has given consideration to the Draft and Final Environmental Impact Statements and all comments received during the public comment periods on both documents.

3. Consistent with social, economic, and other essential considerations from among the reasonable alternatives available, approval of Subdivision application # 1178 by Gyrodyne LLC as depicted and discussed in the Final EIS as the Proposed Action (containing eight total lots consisting of three southern lots with existing improvements, three northern lots

Main Office: (631) 360-7514, **Waste Generation Fee Billing:** (631) 754-4998
E Mail: DEW@smithtownny.gov
www.smithtownny.gov

for future development, "Common Areas" for Open Space preservation, and an eighth lot for the proposed Sewage Treatment Plant, with no re-opening of the currently closed railroad crossing), and subject to the conditions contained in these SEQRA Findings, is the action which minimizes or avoids adverse environmental effects to the maximum extent practicable, including the effects disclosed in the relevant environmental impact statements.

4. Adverse environmental impacts resulting from the proposed project will be avoided or minimized to the maximum extent practicable by incorporating as conditions to the decision those mitigative measures that were identified as practicable.

5. The facts relied upon in the preparation of these findings are as follows:

   a) The authority of the Smithtown Planning Board regarding future development at the Gyrodyne site is limited to the review and approval of a subdivision map of the property, consisting of the creation of individual lots for future development, open space areas, and the siting of future infrastructure such as roads, drainage facilities, and a sewage treatment plant [Smithtown Town Code Chapter 248]. The Planning Board does not have site plan review authority over the eventual development of the individual lots, which will be subject to review and approval by the Smithtown Board of Site Plan Review [Smithtown Town Code Chapter 322]. The significance of this dichotomy is two-fold:

      i) The act of subdividing a parcel of land basically consists of drawing lot lines on a map, which sets the stage for future development of those lots. The basic purpose of SEQRA is to incorporate the consideration of environmental factors into the existing planning, review and decision making processes of state, regional and local government agencies <u>at the earliest possible time</u> [6 NYCRR 617.1(c)]. Accordingly, it is appropriate to have required the preparation and review of Draft and Final Environmental Impact Statements ("EISs") at this first (subdivision) step in the development review process. In order to conduct a meaningful environmental review at this time, it was necessary to identify and analyze the impacts of potential hypothetical future development of this site. The proposed subdivision plan is neither a maximum build plan nor a maximum subdivision yield plan; rather it includes a significant amount of open space and significantly less intense development than what is permitted by-right under existing zoning [DEIS page 2-1]. As required by the SEQRA regulations, the Draft and Final EISs have identified and analyzed a range of possible future land uses associated with the proposed plan so as to enable the Planning Board to identify the potential impacts of future development and to set limitations on the anticipated impacts of future development (such as maximum traffic and wastewater generation, restrictions on building height and other measures to minimize visual impacts, etc.). As stated in the DEIS [pages 1-2 and 1-3] "[t]he Proposed Action in this document is not a formal plan per se; it is a

comprehensive guide for future development potential. Accordingly, the DEIS Alternatives are meant to establish a framework so that a future buyer/developer will be able to respond to changing market conditions and propose an eventual land use mix and yield with similar or smaller impacts than what is analyzed in this document." The DEIS included ten Alternatives in addition to the No Action and Proposed Action alternatives. These Alternatives in the DEIS varied in the number of lots, the land use mix, and site access, with corresponding changes to traffic generation and daily water demand and wastewater generation [FEIS page 3]. The FEIS provided an additional Conceptual Plan with traffic, water use, and wastewater generation impacts consistent with the parameters established and analyzed in the DEIS [FEIS pages 3 through 7]. In addition, the subdivision has been revised to reduce the number of "future development" lots [FEIS pages 4 through 7]. This revision reflects the purpose of SEQRA to incorporate changes intended to minimize or avoid adverse impacts identified during the review process.

ii) The hypothetical development scenarios used in the DEIS and FEIS do not commit the Board of Site Plan Review to approve those specific land uses and/or site designs considered in the EISs. Rather, the Board of Site Plan Review will review all submitted site plan applications for consistency with the development limitations (e.g. wastewater generation, traffic generation, and visual impacts upon historic resources) contained in these Findings and will have the prerogative to require further SEQRA review and conditions if warranted by specific details of one or more particular site plan application(s).

b) Portions of the Gyrodyne property are subject to existing Covenants and Restrictions which limit the locations of buildings, land uses, and parking areas on this property. These existing Covenants and Restrictions are summarized on pages 2-8 through 2-20 of the DEIS and reproduced in Appendix C of the DEIS. The existing Covenants and Restrictions, as applicable to the subject parcels within the site, are not violated in the proposed subdivision, do not require relief, and will be maintained [DEIS page 2-8].

c) As stated in the DEIS [page 16-1], the western portion of the Gyrodyne property is within the National Register Mills Pond Historic District. As summarized below, the proposed subdivision and future development are not expected to result in significant adverse impacts to this Historic District:

i) The majority of this approximately two hundred acre Historic District is located on the north side of New York State Route 25A west of Shep Jones Lane, and consists of a small late 19th century farmhouse associated with actively cultivated lands, an additional 50 acres of woodland preserved by The Nature Conservancy, and two historic buildings which are located well west of Mills

Pond Road and are therefore not opposite any portion of the Gyrodyne property [1980 Town of Smithtown Historic Sites Inventory, entry NCR 6]. All of the Gyrodyne property on the south side of New York State Route 25A opposite these Historic District lands is subject to existing Covenants and Restrictions which limit the potential locations of buildings, land uses, and parking areas on this property up to 300 feet south of New York State Route 25A [DEIS Appendix C]. In addition, the existing vegetation-covered chain-link fence on the one-half mile long Gyrodyne property frontage along New York State Route 25A, and the existing trees and other vegetation behind that fence, will be retained except for approximately 106 linear feet along the New York State Route 25A frontage which may be disturbed for the construction of a limited access (right turns in and right turns out) access road with two five foot high ground monument-style signs at the access road entrance (as depicted in DEIS Figures 15-1, 15-2, 15-3, and 15-4), and the locations of the proposed drainage recharge areas to be located behind the existing fence and which will not be visible from any off-site location. Additional supplemental plantings, consisting solely of native plant species, will be provided in the existing buffer as directed by the Town of Smithtown so as to maintain the existing viewscape within the Historic District [DEIS pages 15-1 and 15-2].

ii) A portion of the Historic District, containing four historic buildings in the vicinity of Mills Pond, is located on the south side of New York State Route 25A west of Mills Pond Road across from the western boundary of the Gyrodyne property. This portion of the Gyrodyne property is already developed with a catering facility and various industrial uses which would visually buffer this portion of the Historic District from any new development occurring on the northern portion of the Gyrodyne property as a result of the current subdivision. The current project does not involve any changes to the existing Mills Pond Road frontage except that one existing site driveway will be widened and improved with two five foot high ground monument-style signs at the driveway entrance [DEIS p. 15-2].

iii) The remaining two historic buildings in this Historic District (the "Gyrodyne Gambrel Roofed House" and the "Bailey Homestead / Papadakos House") [1980 Town of Smithtown Historic Sites Inventory, entries NCR 3 and NCR 4] are located within the currently developed western portion of the Gyrodyne property and are being preserved on proposed Lot # 2 of the current subdivision as part of the existing catering facility lands. The New York State Historic Preservation Office has reviewed this matter and indicated in writing that they have no concerns regarding these buildings.

iv) The remaining Gyrodyne lands within the Historic District (i.e. the existing catering facility on proposed Lot # 2, portions of proposed Lots # 5 and 6, and portions of two proposed "Common Area" lots) do not contain any historic structures or agricultural uses which would contribute to the character of the Historic District. Agricultural use of these Gyrodyne lands had ceased approximately two decades prior to the creation of the National Register Mills Pond Historic District. Review of the Historic District map and nomination form suggests that these lands may have been included solely to "square-off" the district boundary between the historic "Gyrodyne Gambrel-Roofed House" at the southeastern corner of the district and the "Perry Farm" agricultural uses at the northwest corner of New York State Route 25A and Shep Jones Lane.

v) The Historic District designation does not include any specific development restrictions or design requirements for future development within or adjacent to the district. The only requirement is that the review of development applications be coordinated with the New York State Historic Preservation Office. That requirement was met regarding the current proposed subdivision and coordination will also be conducted in the future for each lot-specific Site Plan application.

vi) Through the existing Covenants and Restrictions imposed on portions of the Gyrodyne property, the Town of Smithtown has already provided greater protection to the Mills Pond Historic District than is afforded by its listing in the National Register. In addition, the Town's Board of Site Plan Review retains its authority to require design features (e.g. height limits, building architecture, signs, lighting, etc.) to minimize potential impacts of any future development proposals on the Historic District. Visual simulations contained in DEIS Appendix K (pages K-1 to K-109) demonstrate minimal potential for future on-site development to be observable off-site. All proposed building heights will comply with Town ordinance limits, and building setbacks will be at least 200 feet from Route 25A and 100 feet from Mills Pond Road [DEIS page 15-11].

d) In addition to the "National Register Mills Pond Historic District" discussed above, the Town of Smithtown has also designated a smaller "Mills Pond Road District" consisting entirely of lands within the Town but outside of the Village of Head-of-the-Harbor [1980 Town of Smithtown Historic Sites Inventory, entry SJ 20]. In addition to the two on-site structures and two structures on the west side of Mills Pond Road discussed above as part of the National Register Mills Pond Historic District, the Town-designated district also includes six buildings and/or agricultural uses along Mills Pond Road south and west of the Gyrodyne property. As noted above, this adjacent portion of the Gyrodyne property is already developed with a mix of industrial uses which would visually buffer this portion of the Town's Mills Pond

Road District from any new development occurring on the northern portion of the Gyrodyne property as a result of the proposed subdivision. Moreover, the proposed subdivision does not involve any changes to the existing Mills Pond Road frontage except that one existing site driveway will be widened and improved with two five foot high ground monument-style signs at the driveway entrance [DEIS p. 15-2].

e) As stated in the DEIS [page 16-1], the northern boundary of the Gyrodyne property is adjacent to a portion of the two-mile long National Register Scenic & Historic Route 25A Scenic Corridor (also designated by the Town of Smithtown as the "North Country Road Scenic and Historic District" [1980 Town of Smithtown Historic Sites Inventory, entry NCR 1]. As summarized below, the proposed subdivision and future development are not expected to result in significant adverse impacts to this Historic District:

i) The existing vegetation-covered chain-link fence on the Gyrodyne property frontage along New York State Route 25A, and the existing trees and other vegetation behind that fence, will be retained except for approximately 106 linear feet along the New York State Route 25A frontage which may be disturbed for the construction of a limited access (right turns in and right turns out) access road with two five foot high ground monument-style signs at the access road entrance (as depicted in DEIS Figures 15-1, 15-2, 15-3, and 15-4), and the locations of the proposed drainage recharge areas to be located behind the existing fence and which will not be visible from any off-site location. Additional supplemental plantings, consisting solely of native plant species, will be provided in the existing buffer as directed by the Town of Smithtown so as to maintain the existing viewscape within the Historic District [DEIS pages 15-1 and 15-2].

ii) The Historic District / Scenic Corridor designation does not include any specific development restrictions or design requirements for future development within or adjacent to the district. The only requirement is that the review of development applications be coordinated with the New York State Historic Preservation Office. That requirement was met regarding the current proposed subdivision and coordination will also be conducted in the future for each lot-specific Site Plan application.

iii) The existing Covenants and Restrictions imposed on portions of the Gyrodyne property already provide greater protection to the Scenic & Historic Route 25A Scenic Corridor than is afforded by its listing in the National Register. In addition, the Town's Board of Site Plan Review retains its authority to require design features (e.g. height limits, building architecture, signs, lighting, etc.) to minimize potential impacts of any future development proposals on the Historic

District / Scenic Corridor. Visual simulations contained in DEIS Appendix K (pages K-1 to K-109) demonstrate minimal potential for future on-site development to be observable off-site. All proposed building heights will comply with Town ordinance limits, and building setbacks will be at least 200 feet from Route 25A [DEIS page 15-11].

f) As summarized in a memorandum from the Town Planning Director dated March 19, 2021, the Smithtown Planning Department has reviewed public comments received regarding this subdivision proposal and the Town's draft Comprehensive Plan and has concluded that the proposed subdivision and conceptual development does not conflict with and is supported by the draft Comprehensive Plan. In addition, the current proposal fulfills the stated goals of the Smithtown Planning Board resolution adopted September 21, 2016, which states "There should be some more flexibility for development of the Gyrodyne property. The essence of any developments should: a) Support Stony Brook University, a major economic engine in the region; b) Provide a large buffer to maintain the natural and historic corridors; and c) Limit overall density to be less intensive than if the property were to be fully built out in compliance with existing LI zoning." [DEIS page 1-1].

g) Potential soil contamination at this site due to prior agricultural and industrial uses of the Flowerfield / Gyrodyne property has been addressed in detail throughout the SEQRA review of this proposal [DEIS pages 4-7 through 4-14, DEIS Appendix I pages I-1 through I-1589, FEIS pages 29 through 38, and FEIS Appendix G pages G-1 through G-610]. Low levels of agriculture-related contamination (i.e. above "Unrestricted Use Soil Cleanup Objectives" but below "Restricted Residential Soil Cleanup Objectives") have been found at multiple locations on the property [FEIS page 29]. "Restricted Residential Use" is typically an acceptable standard to apply to land uses such as hotel, assisted living facility, and medical office space [FEIS page 29]. Since soil remediation standards vary based upon the ultimate end use of a parcel, appropriate levels of soil testing and remediation will be undertaken as part of the site plan review and approval of the specific proposed land uses. To the extent that such soils may be disturbed during construction activities, such soils will be managed in accordance with 6 NYCRR Part 360 [FEIS page 37]. Industrial-related contamination was detected in some on-site sanitary systems and storm-water leaching systems and has been remediated to the satisfaction of the Suffolk County Department of Health Services [FEIS pages 33, 37, and G-2].

h) The proposed action is expected to reduce nitrogen loading to groundwater and Stony Brook Harbor relative to both the existing land uses on the Gyrodyne property and to full as-of-right build-out of the property with light industrial (office, manufacturing, and warehouse) uses. The existing on-site industrial and catering uses utilize standard septic systems which currently release 6.95 pounds per day of nitrogen [FEIS page

20]. Full light industrial build-out of the Gyrodyne property (such as that depicted in Alternatives 4 and 5 [DEIS pages 19-1, 19-12, 19-24, and 19-25]) could generate up to 43,776 gallons per day of wastewater before sewage treatment would be required [DEIS pages 7-10 and 19-12]. This volume of wastewater passing through a conventional on-site septic system would release 23.73 pounds of nitrogen per day [FEIS page 20]. In contrast, the proposed action includes the construction of a sewage treatment plant (STP) designed to reduce the STP's effluent nitrogen concentration to no more than 7 milligrams per liter [DEIS page 7-13] and the connection of all existing and future on-site land uses to the STP, resulting in a daily nitrogen discharge from the STP of only 5.84 pounds per day from all on-site uses [FEIS page 20]. The maximum wastewater flow from all on-site uses (existing and proposed) will be limited by a condition upon any approval of this subdivision application.

i) The applicant has indicated that it is possible to relocate the proposed leaching pools to a location east of the proposed sewage treatment plant without adjusting the dimensions of the Sewage Treatment Plant parcel. This relocation will increase the distance of the leaching pools from both New York State Route 25A and Stony Brook Harbor, and will be a requirement of any subdivision approval of the Gyrodyne property.

j) A comment on the FEIS expressed concern that flows from the proposed sewage treatment plant "will spike after rain." This comment appears to erroneously conflate the proposed sewage treatment plant with a New York City-type Combined Sewer Outfall (CSO). CSO systems are an outdated technology which does, under certain conditions, combine stormwater and wastewater sewer flows into a single outfall. Such CSO systems are not allowed in Suffolk County. The sewage treatment plant proposed by Gyrodyne is to be used solely for the treatment and discharge of sanitary wastewater. A separate stormwater drainage system, which is designed to retain all stormwater runoff on-site, has been designed and will be required as part of this subdivision [DEIS pages 8-1 through 8-6].

k) The possibility of utilizing an expanded sewage treatment plant on the Gyrodyne property to accommodate wastewater flow from Lake Avenue, St. James was assessed as Alternative 9 in the DEIS [DEIS pages 19-10 through 19-12]. This alternative was included in the DEIS at the request of the Town so as to provide full disclosure to the public regarding this possible future project and to evaluate its possible impacts upon nitrogen-loading to groundwater and to Stony Brook Harbor. While Gyrodyne has stated that it remains amenable to this concept under certain conditions and could be open to this alternative at a future time [DEIS page 19-10], it has also noted that it cannot be required to allow this connection and has identified several conditions under which this alternative may not be feasible [DEIS page 19-12]. The Town recognizes that an expanded sewage treatment plant is not part of

Gyrodyne's current proposal and that it is only one of the options available to the Town for the treatment of wastewater from the St. James / Lake Avenue area. If in the future the Town of Smithtown chooses to pursue this option with the agreement of the property owner, then the Town's design work (such as determining one or more connection routes to the sewage treatment plant) would commence and would need further project-specific environmental review (at the Town's expense) regarding impacts associated with the studied connection routes and the actual flow rates involved at the time of connection.

l) Potential traffic generation rates and associated level-of-service impacts have been extensively analyzed in both the Draft and Final Environmental Impact Statements [DEIS pages 9-1 to 9-15; DEIS Appendix F pages F-1 to F-352; and FEIS pages 65 to 81]. The Smithtown Traffic Safety Department determined that the Environmental Impact Statement/Traffic Impact Study "meet Traffic Safety Department requirements and standards." [FEIS page A27]. Similarly, the Town of Brookhaven Division of Traffic Safety has stated that "the methodologies utilized in the study are appropriate to the level of development and to the scope of the proposed project. The analyses conducted conform to general industry standards for adequacy and completeness." [FEIS page A23]. The New York State Department of Transportation (NYSDOT) has not provided comments on the Traffic Study or the Environmental Impact Statements, but retains authority over all proposed improvements and mitigation measures involving New York State Route 25A and is currently evaluating improvements for the intersection of NYS Route 25A at Stony Brook Road [FEIS page A24]. As summarized below, the proposed subdivision and future development are not expected to result in significant adverse impacts to the surrounding road network:

   i) Weekday AM and PM peak hour traffic levels associated with the proposed action will be substantially lower than the levels which could be generated by an as-of-right build-out scenario such as that depicted in Alternative 4 [DEIS page 19-15]. Without subdividing the property or changing the zoning, the applicant could build new medical offices and/or new light industrial buildings that would generate far more traffic, including truck traffic, than would be generated by the Proposed Action [FEIS p. 81]. As noted by the Town of Brookhaven Division of Traffic Safety: "Based on the existing zoning of the property, as of right development could generate in excess of 7000 new vehicle trips per day, considerably more than the trip generation estimates included in the study. If conditions of approval of the proposed subdivision limit development to the levels discussed in the Traffic Impact Study, new traffic generated by development of the property will have less impact on the surrounding roadways than would full build out under the current zoning." [FEIS page A24]. The maximum traffic generation from all on-site uses (existing and proposed) will be limited by one or more conditions upon any approval of this subdivision application.

ii) The Environmental Impact Statement/Traffic Impact Study evaluated existing and expected levels of service at seventeen study intersections in the Towns of Smithtown and Brookhaven, and identified six of those intersections which will need mitigation measures as a result of this project and/or expected traffic growth [DEIS page 9-5]. Of the six intersections identified as requiring mitigation, four are under the jurisdiction of the New York State Department of Transportation and two are within the jurisdiction of the Town of Brookhaven. The recommended mitigation measures are described in pages 9-12 through 9-15 of the DEIS. The current status of these intersections is depicted in "Figure 2-1: Traffic Study Intersections Map" [FEIS page 19] which indicates that mitigation has been completed at two of these intersections (the two Town of Brookhaven intersections along Stony Brook Road) and a NYSDOT Design Study is in progress at a third intersection (NYS Route 25A at Stony Brook Road). With regard to the identified mitigation measures, the Town of Brookhaven Division of Traffic Safety has commented that:

"3. It is also noted that as per the Traffic Impact Study, NYSDOT is currently evaluating potential improvements for the intersection of NYS Route 25A at Stony Brook Road. Improvement alternatives include installation of a traffic signal or roundabout at this location. Either alternative would provide improved operating conditions at this location." and

"8. As discussed in the Traffic Impact Study, NYSDOT has jurisdiction over NYS Route 25A, and thus will make the final determination regarding access and mitigation. We concur with the proposed access arrangement, which envisions full access to Mills Pond Road, signalization of the intersection of NYS Route 25A at Mills Pond Road, and right turn only access to NYS Route 25A." [FEIS page A24].

Any approval of the proposed subdivision will include one or more conditions requiring the applicant to undertake the mitigation measures identified in the Environmental Impact Statements/Traffic Impact Study at the discretion of the appropriate regulatory agency.

iii) It has been claimed that the proposed project will result in a "need for extra lanes on Mills Pond Road, Stony Brook Road and North Country Road." This claim is misleading. The mitigation measures in the traffic study include the proposed addition of a single short (50' to 100' long) left turn lane at each of three intersections [DEIS pages 9-12 through 9-15]. No additional through travel lanes are proposed on any of the studied roadways.

m) Potential visual impacts of the proposed project have been depicted and analyzed in DEIS pages 15-1 through 15-11 and DEIS Appendix K (pages K-1 to K-109). Any potential visual impacts upon historic resources to the north, south, and west of the subject parcel have already been considered in items 5c, 5d, and 5e of these Findings. The eastern boundary of the Gyrodyne site is formed primarily by the Long Island Railroad tracks, across which lies the SUNY at Stony Brook-owned Research and Development Park. The building scale and land uses proposed in the current project appear to be compatible with the existing and future development of the Research and Development Park, and accordingly are not expected to result in adverse visual impacts upon the Research and Development Park. The single residentially-developed parcel at the northeastern edge of the Gyrodyne property is both topographically lower than the Gyrodyne property and screened by substantial vegetation which will remain following development, and accordingly is not expected to see, or be seen from, any future development of the Gyrodyne property.

n) The proposed subdivision design will retain approximately 35.4 acres of Open Space outside of the buildable envelopes of proposed lots 4, 5, and 6 and not including any portion of the proposed STP leaching area [FEIS Figure 1-4, page 10]. As shown in FEIS Figure 1-4, this 35.4 acres of Open Space (representing 47.2% of the total site area) will consist of 15.7 acres of Natural Landscape area and Pond area, 6.2 acres of Natural / Replanted Buffer (re-vegetated with native seed mix, trees and plantings) which includes the proposed drainage recharge areas, and 13.5 acres of Managed Landscape contiguous to the other two open space types. Upon development, any landscaping contained within the buildable envelopes of lots 4, 5, and 6 will be <u>in addition to</u> the 35.4 acres of Open Space shown in the FEIS.

o) The proposed subdivision will provide for public access to on-site open space areas. As stated in the DEIS [page 2-21]: "About two (2) miles of walking trails and nature trails are designed within the expansive open space areas to be preserved. These open space areas will be open to the public."

p) Comments on this subdivision application have expressed interest in pursuing public and/or private acquisition of all or a portion of this site for open space preservation purposes. Approval of this subdivision application does not preclude such acquisition, and may in fact facilitate partial acquisition since multiple lots will be created where only one lot now exists. However, such acquisition comes with a significant caveat: if sufficient acquisition occurs so as to eliminate the need for a Sewage Treatment Plant at this site then the existing on-site uses will continue to generate higher nitrogen loading to Stony Brook Harbor than would occur if the existing and proposed uses were connected to the proposed Sewage Treatment Plant.

q) Comments have been received on this subdivision application regarding potential cumulative impacts associated with other area developments. Such comments appear to be pure speculation at this time, as there do not appear to be any active applications for any nearby parcels of any significant size. The Town of Smithtown has not received any type of development application for the Bull Run Farm property on Mills Pond Road. The Village of Head-of-the-Harbor has not reported receiving any development proposals for the BB & GG Farms and Nursery property on the north side of New York State Route 25A, and it has been reported that the Northwind LLC zone change for property on New York State Route 25A east of the Gyrodyne site has been denied by Town of Brookhaven.

Based upon the foregoing SEQRA Findings, the Smithtown Planning Board hereby incorporates the following conditions upon the approval of Subdivision # 1178:

1. Nothing in any approvals of the Preliminary and/or Final Subdivision Maps shall be construed as altering, amending, restricting, or otherwise modifying any portion of the existing Covenants and Restrictions on the Gyrodyne property. Applicable Covenants and Restrictions shall be re-stated as they apply to each of the new individual lots.

2. The metes-and-bounds of all lands subject to the existing and/or restated Covenants and Restrictions (and including the citation of Liber numbers) and all Historic District boundaries will be plotted on all Preliminary and Final Subdivision Maps and on all Site Plans.

3. In order to minimize adverse impacts upon the area's significant historic resources, the existing vegetation-covered chain-link fence on the Gyrodyne property frontage along New York State Route 25A, and the existing trees and other vegetation behind that fence, will be retained except for approximately 106 linear feet along the New York State Route 25A frontage which may be disturbed for the construction of a limited access (right turns in and right turns out) access road with two five foot high ground monument-style signs at the access road entrance (as depicted in DEIS Figures 15-1, 15-2, 15-3, and 15-4), and the locations of the proposed drainage recharge areas to be located behind the existing fence and which will not be visible from any off-site location. Additional supplemental plantings, consisting solely of native plant species, will be provided in the existing buffer as directed by the Town of Smithtown so as to maintain the existing viewscape within the Historic District. In the event that repair or replacement of the existing vegetation-covered chain-link fence becomes necessary, such repair or replacement shall be undertaken by erecting the new section(s) of fence immediately behind the existing fence, and leaving the old fence in place so as to allow the existing vegetation to grow onto the new fence section(s). If extensive damage necessitates removal of a section of the existing vegetation-covered chain-link fence, such removal shall be subject to approval by the Town's Planning Department and Department of Environment and Waterways and shall be accompanied by extensive revegetation with native plant species acceptable to both departments.

4. All proposed building heights will comply with existing Town Code limits, and building setbacks from New York State Route 25A will be in full conformance with all existing Covenants and Restrictions.

5. All appropriate soil testing and soil remediation will be undertaken at the time of site plan review and approval of specific applications when the proposed land uses, and associated remediation standards, are known.

6. Under this approval, the maximum daily wastewater flow/hydraulic load for the entire site, consisting of all currently existing and all new uses, shall be limited to 87,591 gallons per day; inclusive of sanitary density flow, kitchen/gray flow, and 10% "buffer" as defined in the DEIS and FEIS, and as calculated in FEIS pages 5 and 6.

7. With the exception of minor temporary increases associated with Town-approved SEQRA Type II actions occurring on proposed lots # 1, 2, and/or 3 only, on-site nitrogen-loading levels shall not increase above the existing levels currently generated at the Gyrodyne property. Upon full or partial development or redevelopment of the Gyrodyne property, on-site nitrogen-loading shall be decreased below existing levels. To accomplish this:

   a) All new land use(s), other than Town-approved SEQRA Type II actions occurring on proposed lots # 1, 2, and/or 3 only and resulting in only minor increases in nitrogen-loading, must be connected to the proposed sewage treatment plant prior to issuance of a Certificate of Occupancy by the Town;

   b) All expanded land use(s), other than Town-approved SEQRA Type II actions occurring on proposed lots # 1, 2, and/or 3 only and resulting in only minor increases in nitrogen-loading, must be connected to the proposed sewage treatment plant prior to issuance of a Certificate of Occupancy by the Town; and

   c) Within six months of the commencement of operation of the on-site sewage treatment plant, all existing uses on the Gyrodyne property must be connected to the sewage treatment plant and all on-site individual septic systems must be abandoned in accordance with the requirements of the Suffolk County Department of Health Services.

8. The proposed wastewater discharge pools shall be relocated to the east side of the proposed Sewage Treatment Plant so as to maximize their distance to New York State Route 25A and Stony Brook Harbor. All leaching wastewater discharge shall be located as to avoid 2 – 10 year travel times as per the Final Suffolk County Subwatershed Plan dated July 2020, page 480.

9. The maximum hourly traffic trip generation rates for the entire Gyrodyne site, consisting of all currently existing and all new uses, shall be limited to 382 peak hour AM trips, 538 peak hour PM trips, and 323 peak hour Saturday trips as determined by either:

    a) Design standards contained within the most current Institute of Transportation Engineers Trip Generation manual; or

    b) Actual traffic counts conducted at the direction of the New York State Department of Transportation and/or the Town of Smithtown Department of Traffic Safety.

10. The applicant shall implement all roadway improvements identified in the Environmental Impact Statements / Traffic Impact Study as directed by the New York State Department of Transportation and/or the Town of Smithtown. As depicted in "Figure 2-1: Traffic Study Intersections Map" [FEIS page 19], mitigation measures have been completed at the two intersections under the jurisdiction of the Town of Brookhaven.

11. All future development of the site shall retain at least 35.4 acres of Open Space outside of the buildable envelopes of proposed lots 4, 5, and 6 and not including any portion of the proposed STP leaching area. As shown in FEIS Figure 1-4, this 35.4 acres of Open Space will consist of 15.7 acres of Natural Landscape area and Pond area, 6.2 acres of Natural / Replanted Buffer (re-vegetated with native seed mix, trees and plantings) which includes the proposed drainage recharge areas, and 13.5 acres of Managed Landscape contiguous to the other two open space types. Upon development, any landscaping contained within the buildable envelopes of lots 4, 5, and 6 will be <u>in addition to</u> the 35.4 acres of Open Space shown in the FEIS. Subject to the approval of the Town's Planning Department and Department of Environment and Waterways, the applicant may remove invasive plant species and re-vegetate with native plants.

12. As stated in the DEIS [page 2-21], the applicant shall create approximately two (2) miles of walking trails and nature trails within the open space areas to be preserved. These open space areas will be accessible to the public. In addition, the applicant shall:

    a) Install informational signage along the walking trails highlighting the historic nature of the property and its environs. The signage should include information on the area's two National Register Historic Districts as well as the prior use of the property as both Flowerfield and Gyrodyne; and

    b) Designate not less than ten (10) parking spaces and up to fifteen (15) parking spaces throughout the subdivision for public access to, and use of, the open space and trails.

13. Final Subdivision Approval of the subject application shall not take effect until such time as the applicant files Covenants and Restrictions with the Suffolk County Clerk, in a form acceptable to the Town Attorney and the Environmental Protection Director, which contain all of the foregoing conditions in their entirety.

Howard Barton 3rd, Assistant Director
for David A. Barnes,
Environmental Protection Director

HB:hb

cc: Councilman Thomas J. McCarthy, Liaison

(STATE OF NEW YORK)
COUNTY OF SUFFOLK) SS:
TOWN OF SMITHTOWN)

I, Agnes J. Vion, Clerk to the Board, do hereby certify that the Subdivision Map #1178 Gyrodyne, LLC was granted Preliminary conditional approval by the Planning Board on the 30th day of March, 2022 by the following resolutions:

PLANNING BOARD RESOLUTION No. 15 -2022
SUBDIVISION PRELIMINARY PLAT APPROVAL
#1178 – MAP OF GYRODYNE LLC

WHEREAS, the Planning Board has considered the request of Gyrodyne LLC to subdivide 74.98 acres into 8 lots; now, therefore, be it

1st RESOLVED that the Planning Board hereby approves the preliminary subdivision #1178 – Map of Gyrodyne LLC subject to the following conditions:

a) Prior to approval of the final plat application, the applicant shall submit a Stormwater Pollution Prevention Plan to the Engineering Department for approval per Chapter 153 of the Town of Smithtown Code.

b) The map shall be revised to reflect any conditions of the SEQRA findings.

c) The common areas designated as lot 7 shall be divided into separate lot numbers.

2nd RESOLVED that this conditional preliminary approval shall be valid for a six-month period to expire on September 30, 2022.

ROLL CALL:

Barbara DeSorbe	Yes
Thomas Unverzagt	Yes
William Marchesi	Yes
Desmond Ryan	Absent
Rick Lanese	Yes

IN WITNESS WHEREOF, I have hereunto
Set my hand this 31st day of March, 2022

Agnes J. Vion
Agnes J. Vion
Clerk to the Board

Helena Trabacchi
Notary Public

HELENA TRABACCHI
Notary Public, State of New York
No. 01TR5008858 - Suffolk County
Comm. Expires: May 9 2023